Exhibit 10.7

Seventh Amendment to Employment Agreement

This Seventh Amendment to Employment Agreement (this “Amendment”) is entered into as of this 31 day of August 2026 and is effective as of September 1, 2026, by and between Joshua Hexter, an individual residing in Jerusalem, Israel (the “Executive”), and Oramed Ltd., a company incorporated under the laws of the State of Israel, with an address at 20 Mamilla Ave., Jerusalem, Israel 9414904 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of August 18, 2019, as amended on September 19, 2021 and as further amended effective July 1, 2022, April 17, 2023, January 8, 2024, November 7, 2024 and January 1, 2026 (collectively the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the terms and conditions of the Employment Agreement in order to reduce the scope of the Executive’s position to 5% of a full-time position and to adjust the Executive’s compensation and benefits accordingly.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. Section 1.3(b) of the Employment Agreement - Service, is hereby deleted in its entirety and replaced with the following:

Scope of service – as of September 1, 2026, the Executive shall perform his work on the basis of a part-time position equal to 5% of a full-time position. The Executive’s working days and hours shall be determined in coordination with, and subject to the approval of, the CEO, in accordance with the needs of the Company.

2. Section 1.3(c) of the Employment Agreement is hereby deleted in its entirety as of September 1, 2026, and the requirement that the Executive work no less than 9 hours per day shall no longer apply.

3. In Section 2.1(a) of the Employment Agreement - Salary, the following paragraph is hereby added:

As of September 1, 2026, in light of the reduction in the scope of the Executive’s position to 5% of a full-time position, the Executive shall be entitled to a gross monthly salary of NIS 4,338, reflecting the pro-rata portion of the Executive’s gross monthly salary in effect immediately prior thereto (NIS 86,761) (the “Salary”).

4. Section 2.2 of the Employment Agreement - Company Vehicle, is hereby cancelled and shall be of no further force or effect as of September 1, 2026. The Executive shall return the Car to the Company, together with all accessories and documents relating thereto, no later than September 1, 2026, and the Executive shall not be entitled to any compensation, payment or other consideration in lieu thereof.

5. As of September 1, 2026, all of the Executive’s rights, benefits and contributions under the Employment Agreement which are calculated as a percentage of, or by reference to, the Salary, including without limitation the Company’s contributions under Section 3.1 (pension and severance compensation) and Section 3.2 (Keren Hishtalmut), shall be calculated on the basis of the reduced Salary. The Executive’s annual vacation, sick leave and recreation pay under Section 2.4 shall be adjusted pro rata to the reduced scope of the Executive’s position, all in accordance with applicable law.

6. The reduction in the scope of the Executive’s position shall not affect the continuity of the Executive’s employment or his seniority (Vetek) with the Company, which shall continue uninterrupted. It is agreed that the Executive’s severance pay and any other right calculated by reference to seniority and salary shall be computed, with respect to the period of employment preceding September 1, 2026, on the basis of the scope of position and salary applicable during such period, and with respect to the period commencing September 1, 2026, on the basis of the scope of position and the Salary set forth in this Amendment, all in accordance with applicable law.

7. The Executive confirms that the amendments set forth in this Amendment are made with his full knowledge and consent, and that he shall have no claim or demand against the Company, the Parent or any of their affiliates in connection therewith, including any claim that the reduction in the scope of his position or in his salary constitutes a material adverse change (Hara’a Muchashit) in the terms of his employment.

8. Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Amendment and the provisions of the Employment Agreement, the provisions of this Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of August 31, 2026.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Joshua Hexter
Joshua Hexter